Exhibit No. 11
                      HARDING LAWSON ASSOCIATES GROUP, INC.
                        COMPUTATION OF PER SHARE EARNINGS
                      (In thousands, except per share data)


                                                       Years Ended May 31,
                                                1996         1995          1994
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PRIMARY
 Average shares outstanding                    4,824        4,684         4,667
 Net effect of dilutive stock options based
  on the modified treasury stock method           27          122           184
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         TOTAL                                 4,851        4,806         4,851
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   Net income                                 $  953       $2,972        $1,002
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   Net income per common share                $ 0.20       $ 0.62        $ 0.21
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